Exhibit 10.16

CONFIRMATION OF RESCISSION OF NOTE AMENDMENTS

On February 10, 2021 (the “Effective Date”), 180 Life Corp., a Delaware corporation, and a wholly-owned subsidiary of 180 Life Sciences Corp. (the “Company”), entered into three Amendment to Loan Agreements with Dr. Lawrence Steinman, as more fully described in Exhibit A (collectively, the “Note Amendments”).

The Note Amendments were entered into in error, and by their execution of this Confirmation of Rescission of Note Amendments below, both Dr. Lawrence Steinman and the Company, agree, confirm and acknowledge that:

●	The Note Amendments were entered into error and did not reflect the agreement of the parties thereto;

●	Such Note Amendments are rescinded and terminated, effective as of the Effective Date (as applicable); and

●	The effect of this Confirmation of Rescission of Note Amendments shall be as if such Note Amendments were never entered into by the parties, never effective and never binding, effective as of the Effective Date (as applicable).

180 Life Corp.

	By:	/s/ James Woody

	Printed Name:	James Woody

	Its:	CEO 180 Life Sciences
/s/ Dr. Lawrence Steinman
Dr. Lawrence Steinman

EXHIBIT A

Number	Noteholder Name	Date of Amendment	Borrower	Currency	Amount	Date of Original Note
1	Lawrence Steinman	2/10/2021	180 Life Corp.	USD	4,726	1/14/2020
2	Lawrence Steinman	2/10/2021	180 Life Corp.	USD	12,875	4/13/2020
3	Lawrence Steinman	2/10/2021	181 Life Corp.	USD	10,000	10/29/2019